Exhibit 99.4

Dear Member:

I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to a Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company (the “Plan”), we will convert from a mutual (meaning no stockholders) savings bank to a mutual holding company form of ownership. To accomplish the reorganization, Marathon Bancorp, Inc., a newly formed mid-tier stock holding company for Marathon Bank, is conducting an offering of shares of its common stock. Enclosed you will find a Prospectus, a Proxy Statement, Proxy Card(s) and a Questions and Answers Brochure describing the reorganization, the offering and the Plan.

THE PROXY VOTE:

Your vote is extremely important for us to meet our goals. Although we have received conditional regulatory approval to undertake the reorganization, we must receive the approval of our members. NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PROPOSAL. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at Marathon Bank. Please vote all the Proxy Cards you receive — none are duplicates! To cast your vote, please sign each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by Internet or telephone by following the simple instructions on the Proxy Card.

Our Board of Directors urges you to vote “FOR” the Plan.

Please note:

•	The proceeds resulting from the sale of stock will support our business strategy.
•	There will be no change to account numbers, interest rates or other terms of your accounts at Marathon Bank. Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.
•	You will continue to enjoy the same services with the same Board of Directors, management and staff.
•	Voting does not obligate you to purchase shares of common stock in our offering.

THE STOCK OFFERING:

As an eligible depositor of Marathon Bank, you have non-transferable rights, but no obligation, to purchase shares of common stock during our Subscription Offering before any shares are made available for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering.

Please read the enclosed materials carefully. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. You may submit your Stock Order Form by overnight delivery to the address indicated on the Stock Order Form, by hand-delivery to Marathon Bank’s office located at 500 Scott Street, Wausau, WI or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 3:00 p.m., Central Time, on March 16, 2021. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

I invite you to consider this opportunity to share in our future. Thank you for your continued support as a customer of Marathon Bank.

Sincerely,

Nicholas W. Zillges

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Wisconsin Department of Financial Institutions or any other government agency.

QUESTIONS?
Call our Stock Information Center, at 1-844-977-0092,
from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except bank holidays.

M

Dear Friend:

I am pleased to tell you about an investment opportunity. Marathon Bancorp, Inc., a newly formed mid-tier stock holding company for Marathon Bank, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering.

Our records indicate that you were a depositor of Marathon Bank at the close of business on September 30, 2019 or December 8, 2020 whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock during our Subscription Offering before any shares are made available for sale to the general public.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. You may submit your Stock Order Form by overnight delivery to the address indicated on the Stock Order Form, by hand-delivery to Marathon Bank’s office located at 500 Scott Street, Wausau, WI or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 3:00 p.m., Central Time, on March 16, 2021. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a Marathon Bancorp, Inc. stockholder.

Sincerely,

Nicholas W. Zillges

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Wisconsin Department of Financial Institutions or any other government agency.

QUESTIONS?
Call our Stock Information Center, at 1-844-977-0092,
from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except bank holidays.

F

Dear Potential Investor:

I am pleased to tell you about an investment opportunity. Marathon Bancorp, Inc., a newly formed mid-tier stock holding company for Marathon Bank, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering.

Please read the enclosed materials carefully. If you are interested in purchasing shares of Marathon Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. You may submit your Stock Order Form by overnight delivery to the address indicated on the Stock Order Form, by hand-delivery to Marathon Bank’s office located at 500 Scott Street, Wausau, WI or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 3:00 p.m., Central Time, on March 16, 2021. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a Marathon Bancorp, Inc. stockholder.

Sincerely,

Nicholas W. Zillges

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Wisconsin Department of Financial Institutions or any other government agency.

QUESTIONS?
Call our Stock Information Center, at 1-844-977-0092,
from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except bank holidays.

C

Dear Member:

I am writing to request your vote on an important matter.

Pursuant to a Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company (the “Plan of Reorganization”), Marathon Bank will reorganize from a mutual savings bank (meaning no stockholders) into a two-tier mutual holding company structure. As a part of the reorganization, Marathon Bancorp, Inc., the newly formed mid-tier stock holding company for Marathon Bank, is conducting an offering of shares of its common stock.

The Plan of Reorganization requires the approval of our members. Your Board of Directors urges you to vote “FOR” approval of the Plan of Reorganization. Enclosed are materials further describing the Plan of Reorganization and the member vote.

Please note that the reorganization will not result in changes to account numbers, interest rates or other terms of your accounts with Marathon Bank. Deposit accounts will not be converted to stock, and your deposit accounts will continue to be insured by the FDIC up to the maximum legal limits.

You may have received more than one proxy card, depending on the number and ownership structure of your accounts. Please vote each proxy card you received. Not voting the enclosed proxy card will have the same effect as voting against the Plan of Reorganization. You may cast your votes immediately by telephone or internet by following the simple instructions on your proxy card. Alternatively, to vote by mail, please sign each proxy card received and mail the card(s) in the proxy reply envelope provided.

Unfortunately, although we are requesting that you vote for approval of the Plan of Reorganization, we regret that we are unable to offer you common stock in the subscription offering. The laws of your jurisdiction require us to register the to-be-issued common stock of Marathon Bancorp, Inc., and the number of eligible subscribers in your jurisdiction does not justify the expense of such registration. In addition, there is no applicable state securities exemption that we are aware of for this transaction.

If you have any questions about the Plan of Reorganization and the member vote, please refer to the enclosed materials or call our Stock Information Center at the telephone number below.

Thank you for your continued support as a customer of Marathon Bank.

Sincerely,

Nicholas W. Zillges

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Wisconsin Department of Financial Institutions or any other government agency.

QUESTIONS?
Call our Stock Information Center, at 1-844-977-0092,
from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except bank holidays.

Dear Member:

I am writing to request your vote on an important matter.

Pursuant to a Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company (the “Plan of Reorganization”), Marathon Bank will reorganize from a mutual savings bank (meaning no stockholders) into a two-tier mutual holding company structure. As a part of the reorganization, Marathon Bancorp, Inc., the newly formed mid-tier stock holding company for Marathon Bank, is conducting an offering of shares of its common stock.

The Plan of Reorganization requires the approval of our members. Your Board of Directors urges you to vote “FOR” approval of the Plan of Reorganization. Enclosed are materials further describing the Plan of Reorganization and the member vote.

Please note that the reorganization will not result in changes to account numbers, interest rates or other terms of your accounts with Marathon Bank. Deposit accounts will not be converted to stock, and your deposit accounts will continue to be insured by the FDIC up to the maximum legal limits.

You may have received more than one proxy card, depending on the number and ownership structure of your accounts. Please vote each proxy card you received. Not voting the enclosed proxy card will have the same effect as voting against the Plan of Reorganization. You may cast your votes immediately by telephone or internet by following the simple instructions on your proxy card. Alternatively, to vote by mail, please sign each proxy card received and mail the card(s) in the proxy reply envelope provided.

We did not register the common stock of Marathon Bancorp, Inc., for sale in your state. We may, however, still be able to provide you an opportunity to invest by relying on an exemption from state securities registration. If you want to subscribe for shares of Marathon Bancorp, Inc., common stock, please contact our Stock Information Center at the telephone number below for more information and to see if you may qualify for such an exemption. If you qualify for the exemption, we will promptly overnight to you a stock order form and an investor affidavit to complete.

If you have any questions about the Plan of Reorganization and the member vote, please refer to the enclosed materials or call our Stock Information Center at the telephone number below.

Thank you for your continued support as a customer of Marathon Bank.

Sincerely,

Nicholas W. Zillges

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Wisconsin Department of Financial Institutions or any other government agency.

QUESTIONS?
Call our Stock Information Center, at 1-844-977-0092,
from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except bank holidays.

Dear Member or Former Depositor:

Enclosed please find for your review a prospectus along with a stock order form and an investor affidavit for you to complete.

The investor affidavit must be completed, signed and notarized in order for us to accept your stock subscription under the securities laws of the state where you reside. Please read the enclosed prospectus carefully before making any investment decision, including the section entitled “Risk Factors.” The common stock is being offered at $10.00 per share, and there will be no sales commission charged to subscribers during the offering.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it with the investor affidavit and full payment, in the Stock Order Reply Envelope provided. You may submit your Stock Order Form and investor affidavit by overnight delivery to the address indicated on the Stock Order Form, by hand delivery to Marathon Bank’s office located at 500 Scott Street, Wausau, WI or by mail using the Stock Order Reply Envelope provided. Stock Order Forms, investor affidavits and full payment must be received (not postmarked) before 3:00 p.m., Central Time, on March 16, 2021. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a Marathon Bancorp, Inc. stockholder.

Sincerely,

Nicholas W. Zillges

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Wisconsin Department of Financial Institutions or any other government agency.

QUESTIONS?
Call our Stock Information Center, at 1-844-977-0092,
from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except bank holidays.

Janney Montgomery Scott, LLC

Dear Sir/Madam:

Janney Montgomery Scott, LLC has been retained by Marathon Bancorp, Inc., as selling agent in connection with the offering of Marathon Bancorp, Inc., common stock.

At the request of Marathon Bancorp, Inc., we are enclosing materials regarding the offering of shares of Marathon Bancorp, Inc., common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus.

Sincerely,

Janney Montgomery Scott, LLC

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Wisconsin Department of Financial Institutions or any other government agency.

D

Dear friend and former depositor:

Pursuant to a Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company (the “Plan of Reorganization”), Marathon Bank will reorganize from a mutual savings bank (meaning no stockholders) into a two-tier mutual holding company structure. As a part of the reorganization, Marathon Bancorp, Inc., the newly formed mid-tier stock holding company for Marathon Bank, is conducting an offering of shares of its common stock.

Our records indicate that you were a depositor of Marathon Bank as of the close of business on September 30, 2019 or December 8, 2020, whose account(s) was/were subsequently closed. Unfortunately, we regret that we are unable to offer you common stock in the subscription offering. The laws of your jurisdiction require us to register the to-be-issued common stock of Marathon Bancorp, Inc., and the number of eligible subscribers in your jurisdiction does not justify the expense of such registration. In addition, there is no applicable state securities exemption that we are aware of for this transaction.

If you have any questions, please call our Stock Information Center at the telephone number below.

Sincerely,

Nicholas W. Zillges

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Wisconsin Department of Financial Institutions or any other government agency.

QUESTIONS?
Call our Stock Information Center, at 1-844-977-0092,
from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except bank holidays.

F-1

Dear friend and former depositor:

I am writing to tell you of a possible investment opportunity.

Pursuant to a Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company (the “Plan of Reorganization”), Marathon Bank will reorganize from a mutual savings bank (meaning no stockholders) into a two-tier mutual holding company structure. As a part of the reorganization, Marathon Bancorp, Inc., the newly formed mid-tier stock holding company for Marathon Bank, is conducting an offering of shares of its common stock.

Our records indicate that you were a depositor of Marathon Bank as of the close of business on September 30, 2019 or December 8, 2020 whose account(s) was/were subsequently closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock during our Subscription Offering, before the shares are made available for sale to the general public. We did not register the common stock of Marathon Bancorp, Inc., for sale in your state. We may, however, still be able to provide you an opportunity to invest by relying on an exemption from state securities registration. If you want to subscribe for shares of Marathon Bancorp, Inc. common stock, please contact our Stock Information Center at the telephone number below for more information and to see if you may qualify for such an exemption. If you qualify for the exemption, we will promptly overnight to you a prospectus along with an investor affidavit and a stock order form for you to complete.

You must contact us at least 48 hours in advance of the 3:00 p.m. Central Time, March 16, 2021 deadline to enhance the likelihood that your order is received prior to the deadline.

I invite you to consider this opportunity to share in our future as a stockholder.

Sincerely,

Nicholas W Zillges

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Wisconsin Department of Financial Institutions or any other government agency.

QUESTIONS?
Call our Stock Information Center, at 1-844-977-0092,
from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except bank holidays.

F-2

MARATHON BANCORP, INC. STOCK INFORMATION CENTER: 1-844-977-0092 SUPPLEMENTAL STOCK ORDER FORM INSTRUCTIONS – SIDE 1 Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the Number of Shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by a person or group of persons exercising subscription rights through a single deposit account held jointly is 25,000 shares ($250,000). Further, no person or entity, together with any associate or group of persons acting in concert, may purchase more than 25,000 shares ($250,000) in all categories of the offering combined. Please see the Prospectus section entitled “The Reorganization and Offering – Offering of Common Stock – Limitations on Purchase of Shares” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations Section (3) – Method of Payment – Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order made payable directly to Marathon Bancorp, Inc. These will be deposited upon receipt. The funds remitted by personal check must be available within the account(s) when your Stock Order Form is received. Indicate the amount remitted. Interest will be calculated at 0.05% per annum from the date payment is processed until the offering is completed or terminated, at which time a subscriber will be issued a check for interest earned. Please do not remit cash, wire transfers or third party checks for this purchase. Section (4) – Method of Payment – Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your Marathon Bank deposit account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available within the account(s) at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you – the funds will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account(s) at the contract rate. The interest will remain in the accounts when the designated withdrawal is made, at the completion or termination of the offering. There will be no early withdrawal penalty for withdrawal from an Marathon Bank certificate of deposit (CD) account. Note that you may NOT designate accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Additionally, you may not designate direct withdrawal from a Marathon Bank IRA or other retirement accounts or health savings account. For guidance on using retirement funds, whether held at Marathon Bank or elsewhere, please contact the Stock Information Center as soon as possible – preferably at least two weeks before the March 16, 2021 offering deadline. See the Prospectus section entitled “The Reorganization and Offering – Procedure for Purchasing Shares – Using Retirement Account Funds.” Your ability to use retirement account funds to purchase shares cannot be guaranteed and depends on various factors, including timing constraints and the institution where those funds are currently held. Section (5) – Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 9 of this form. Purchase priorities in the Subscription Offering are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. If you checked box (a) or (b), list all Marathon Bank deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. If you checked box (c), list all Marathon Bank deposits as of January 31, 2021. Include all forms of account ownership (e.g. individual, joint, IRA, etc.). If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription. Boxes (d) and (e) refer to the Community Offering. Orders placed in the Subscription Offering will take priority over orders placed in the Community Offering. See the Prospectus section entitled “The Reorganization and Offering” for further details about the Subscription and Community Offerings. Section (6) – Check the box if you are a Marathon Bancorp, Inc., or Marathon Bank director, officer or employee, or a member of their immediate family. Immediate family includes spouse, parents, siblings and children who live in the same house as the director, officer or employee. Section (7) – Maximum Purchaser Identification. Check the box, if applicable. Failure to check the box will result in you not receiving notification in the event the maximum purchase limit(s) is/are increased. If you checked the box but have not subscribed for the maximum amount in the Subscription Offering, you will not receive this notification. Section (8) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page if necessary. Section (9) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock ownership statement. Each Stock Order Form will generate one stock ownership statement, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. If placing an order in the Subscription Offering, you may not add the names of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock certificate for tax reporting purposes. Listing at least one phone number is important in the event we need to contact you about this form. NOTE FOR FINRA MEMBERS (Formerly NASD): If you are a member of the Financial Industry Regulatory Authority (“FINRA”), formerly the National Association of Securities Dealers (“NASD”), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of the FINRA member firm within one day of payment thereof. (over)

MARATHON BANCORP, INC. STOCK INFORMATION CENTER: 1-844-977-0092 SUPPLEMENTAL STOCK ORDER FORM INSTRUCTIONS – SIDE 2 Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock ownership statements. Beneficiaries may not be named on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.” or “Mrs.” Check the one box that applies. Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the individual named in Section 9 of the Stock Order Form must have had an eligible deposit account at Marathon Bank as of the close of business on September 30, 2019, December 8, 2020 or January 31, 2021. Buying Stock Jointly – To qualify in the Subscription Offering, the persons named in Section 9 of the Supplemental Stock Order Form must have had an eligible deposit account at Marathon Bank as of the close of business on September 30, 2019, December 8, 2020 or January 31, 2021. Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares. Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares. Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have had an eligible deposit account at Marathon Bank as of the close of business on September 30, 2019, December 8, 2020 or January 31, 2021. The standard abbreviation for custodian is “CUST.” The Uniform Transfer to Minors Act is “UTMA.” Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the WI Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-WI (list only the minor’s social security number). Buying Stock for a Corporation/Partnership – On the first name line indicate the name of the corporation or partnership and indicate the entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have had an eligible deposit account at Marathon Bank as of the close of business on September 30, 2019, December 8, 2020 or January 31, 2021. Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which the fiduciary is acting (for example, “Executor”), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have had an eligible deposit account at First Federal Bank of Wisconsin as of the close of business on September 30, 2019, December 8, 2020 or January 13, 2021. Buying Stock in a Self-Directed IRA (for trustee/broker use only) – Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line, indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO John SMITH IRA”). You can indicate an account number or other underlying information and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock ownership statement. Indicate the TAX ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 9 of this form must have had an eligible deposit account at Marathon Bank as of the close of business on September 30, 2019, December 8, 2020 or January 31, 2021. Section (10) – Acknowledgment and Signature(s). Sign and date the Supplemental Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly and completed all applicable shaded areas on the Supplemental Stock Order Form. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal. Please review the Prospectus carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment or deposit account withdrawal authorization, so that it is received (not postmarked) before 3:00 p.m., Central Time, on March 16, 2021. Stock Order Forms can be delivered by using the enclosed postage paid Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on the front of the Stock Order Form, or by hand-delivery to Marathon Bank’s office located at 500 Scott Street, Wasau, WI. Hand delivered stock order forms will only be accepted at this location. You may not deliver this form to our other Marathon Bank offices. Please do not mail Stock Order Forms to Marathon Bank. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature. Faxes or copies of this form are not required to be accepted. OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form. QUESTIONS? Call our Stock Information Center, at 1-844-977-0092, from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday. The Stock Information Center is not open on bank holidays.

Information about our and Stock Questions? Call our Stock Information Center, at 1-844-977-0092 from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except bank holidays. This booklet is neither an offer to sell nor an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Wisconsin Department of Financial Institutions or any other government agency.

Questions and Answers about our Reorganization and Stock Offering This section answers questions about our reorganization and stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section. GENERAL — THE REORGANIZATION Our Board of Directors has determined that the reorganization is in the best interests of Marathon Bank, our customers and the communities we serve. Q. WHAT IS THE REORGANIZATION? A. Under our Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company (the “Plan”), Marathon Bank will convert from a mutual (meaning no stockholders) savings bank to a mutual holding company form of ownership. Concurrently with the reorganization, Marathon Bancorp, Inc., a mid-tier stock holding company in formation, will offer shares of its common stock. Upon completion of the reorganization, 49.9% of the common stock of Marathon Bancorp, Inc., will be owned by stockholders who purchase shares in the stock offering and Marathon Bancorp, Inc. will own 100% of the common stock of Marathon Bank. Q. WHAT CHANGES WILL OCCUR AS A RESULT OF THE REORGANIZATION? WILL THERE BE ANY CHANGES AT MY LOCAL BRANCH? A. No changes are planned in the way we operate our business. The reorganization is an internal change to our corporate structure. The reorganization will have no effect on the staffing, products or services we offer to our customers through our offices, except to enable us to potentially add additional staff, products and services in the future. Q. WILL THE REORGANIZATION AND OFFERING AFFECT CUSTOMERS’ DEPOSIT ACCOUNTS OR LOANS? A. No. The reorganization will have no effect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible by law. The terms, including interest rates, of your loans with us will also be unaffected by the reorganization. THE PROXY VOTE Although we have received conditional regulatory approval, the Plan is also subject to approval by our eligible customers. Q. WHY SHOULD I VOTE “FOR” THE PLAN? A. Your vote “FOR” the Plan is extremely important to us. Each eligible customer of Marathon Bank received a Proxy Card attached to a Stock Order Form. These packages received by eligible customers also include a Proxy Statement describing the Plan, which cannot be implemented without their approval. Although you have the right to subscribe for stock, voting does not require you to purchase common stock in the offering. Q. WHAT VOTE IS REQUIRED TO APPROVE THE PLAN? A. The Plan must be approved by the affirmative vote of a majority of votes eligible to be cast by the members of Marathon Bank at the special meeting of members. Q. WHAT HAPPENS IF I DON’T VOTE? A. Your vote is very important. Not voting all the Proxy Cards you receive will have the same effect as voting “AGAINST” the Plan. Without sufficient favorable votes, we cannot proceed with the reorganization and related stock offering. Q. HOW DO I VOTE? A. Mark your vote, sign and date each Proxy Card enclosed and return the card(s) in the enclosed Proxy Reply Envelope. Alternatively, you may vote by Internet or by telephone, by following the simple instructions on the Proxy Card. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PROPOSALS. Phone or Internet voting is available 24 hours a day. Q. HOW MANY VOTES ARE AVAILABLE TO ME? A. Eligible depositors at the close of business on are entitled to one vote for each $100 or fraction thereof on deposit. No depositor may cast more than 1,000 votes. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer. Q. WHY DID I RECEIVE MORE THAN ONE PROXY CARD? A. If you had more than one deposit and/or applicable loan account on you may have received more than one Proxy Card, depending on the ownership structure of your accounts. There are no duplicate cards — please promptly vote all the Proxy Cards sent to you. Telephone and Internet voting are available 24 hours a day. Q. MORE THAN ONE NAME APPEARS ON MY PROXY CARD. WHO MUST SIGN? A. The name(s) reflect the title of your account. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary. THE STOCK OFFERING AND PURCHASING SHARES Q. HOW MANY SHARES ARE BEING OFFERED AND AT WHAT PRICE? A. Marathon Bancorp, Inc. is offering for sale between 688,500 and 931,500 shares of common stock (subject to increase to 1,071,225 shares) at $10.00 per share. No sales commission will be charged to purchasers. Q. WHO IS ELIGIBLE TO PURCHASE STOCK DURING THE STOCK OFFERING? A. Pursuant to our Plan, non-transferable rights to subscribe for shares of Marathon Bancorp, Inc., common stock in the Subscription Offering have been granted in the following descending order of priority: Priority #1 — Depositors of Marathon Bank with aggregate balances of at least $50 at the close of business on September 30, 2019; Priority #2 — Our tax-qualified employee benefit plans; Priority #3 — Depositors of Marathon Bank with aggregate balances of at least $50 at the close of business on December 8, 2020. Priority #4 — Other depositors of The Equitable Bank at the close of business on January 31, 2021. Shares of common stock not purchased in the Subscription Offering may be offered for sale to the public in a Community Offering, with a preference given to natural persons and trusts of natural persons residing in the Wisconsin counties of Marathon, Ozaukee, Milwaukee and Waukesha. Q. I AM ELIGIBLE TO SUBSCRIBE FOR SHARES OF COMMON STOCK IN THE SUBSCRIPTION OFFERING BUT AM NOT INTERESTED IN INVESTING. MAY I ALLOW SOMEONE ELSE TO USE MY STOCK ORDER FORM TO TAKE ADVANTAGE OF MY PRIORITY AS AN ELIGIBLE ACCOUNT HOLDER? A. No. Subscription rights are non-transferable! Only those eligible to subscribe in the Subscription Offering, as listed above, may purchase shares in the Subscription Offering. On the stock order form, you cannot add the names of others for joint stock registration unless they are also named on the qualifying deposit or loan account. In addition, the stock order form requires that you list all deposit or loan accounts, giving all names on each account and the account number at the applicable eligibility record date. Your failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation, if there is an oversubscription. Eligible depositors who enter into agreements to allow ineligible investors to participate in the subscription offering may be violating federal and state law and may be subject to civil enforcement actions or criminal prosecution. Q. WHAT IS THE DEADLINE FOR PURCHASING SHARES? A. To purchase shares in the Subscription and Community Offerings, you must deliver a properly completed, signed Stock Order Form, with full payment, so that it is received (not postmarked) before 3:00 p.m., Central Time, on March 16, 2021. Q. HOW MAY I BUY SHARES IN THE OFFERING? A. You can subscribe for shares of common stock in the offering by delivering a signed and completed original stock order form, together with full payment, before the expiration date of the subscription offering. You may submit your stock order form in one of three ways: by mail, using the reply envelope provided; by overnight courier to the address indicated on the stock order form; or by brining your stock order form and payment to Marathon Bank office located at 500 Scott Street, Wausau, WI. Please do not mail stock order forms to Marathon Bank. Q. HOW MAY I PAY FOR THE SHARES? A. Payment for shares can be remitted in two ways: (1) By personal check, bank check or money order, payable to Marathon Bancorp, Inc. These will be deposited upon receipt. We cannot accept wires or third party checks. Please do not mail cash! (2) By authorized deposit account withdrawal of funds from your Marathon Bank deposit account(s). The Stock Order Form section titled “Method of Payment — Deposit Account Withdrawal” allows you to list the deposit account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, IRA or other retirement accounts held at Marathon Bank may not be listed for direct withdrawal. See information on retirement accounts on the next page. Q. WILL I EARN INTEREST ON MY FUNDS? A. Yes. If you pay by personal check, bank check or money order, you will earn interest at a rate of 0.05% per annum from the date we process your payment until the completion or termination of the reorganization and offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your Marathon Bank deposit account(s), your funds will continue earning interest within the account at the contract rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion or termination of the reorganization and offering. Q. ARE THERE LIMITS TO HOW MANY SHARES I CAN ORDER? A. Yes. The minimum order is 25 shares ($250). The maximum number of shares that may be purchased by a person or group of persons exercising subscription rights through a single deposit account held jointly is 25,000 shares ($250,000). Additionally, no person or entity, together with any associate or group of persons acting in concert, may purchase more than 25,000 shares ($250,000) in all categories of the offering combined. More detail on purchase limits, including the definition of “associate” and “acting in concert,” can be found in the Prospectus section entitled “The Reorganization and Offering — Offering of Common Stock — Limitations on Purchase of Shares.” Q. MAY I USE MY THE MARATHON BANK INDIVIDUAL RETIREMENT ACCOUNT (“IRA”) TO PURCHASE SHARES? A. You may use funds currently held in retirement accounts with Marathon Bank. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at Marathon Bank or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held. Q. MAY I USE MY THE MARATHON BANK HEALTH SAVINGS ACCOUNT (“HSA”) TO PURCHASE SHARES? A. No. You may not use funds currently held in health savings accounts with Marathon Bank to purchase shares in the stock offering.

Q. MAY I USE A MARATHON BANK LOAN TO PAY FOR SHARES? A. No. Marathon Bank, by regulation, may not extend a loan for the purchase of Marathon Bancorp, Inc., common stock during the offering. Q. MAY I CHANGE MY MIND AFTER I PLACE AN ORDER TO SUBSCRIBE FOR STOCK? A. No. After receipt, your executed Stock Order Form cannot be modified or revoked unless the offering is terminated or is extended beyond [extension date] or the number of shares of common stock to be sold is increased to more than 1,071,225 shares or decreased to less than 688,500. Q. ARE DIRECTORS AND EXECUTIVE OFFICERS OF MARATHON BANK PLANNING TO PURCHASE STOCK? A. Yes. Directors and executive officers, together with their associates, are expected to subscribe for an aggregate of 65,000 shares ($650,000), or approximately 9.4%, of the shares to be sold in the offering at the minimum of the offering range. Q. WILL THE STOCK BE INSURED? A. No. Like any common stock, Marathon Bancorp, Inc.’s stock will not be insured. Q. WILL DIVIDENDS BE PAID ON THE STOCK? A. Marathon Bancorp, Inc. does not currently plan to pay dividends on its common stock following completion of the stock offering. Q. HOW WILL MARATHON BANCORP INC.’S SHARES TRADE? A. Upon completion of the reorganization and offering, we expect the common stock will be traded on the OTC Pink Marketplace. The symbol is not known at this time. Once the shares have begun trading, you may contact a firm offering investment services in order to buy or sell Marathon Bancorp, Inc. shares in the future. WHERE TO GET MORE INFORMATION Q. HOW CAN I GET MORE INFORMATION? A. For more information, refer to the enclosed Prospectus or call our Stock Information Center, at 1-844-977-0092, from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday. The Stock Information Center is not open on bank holidays.